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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 14, 2001

                           RENAISSANCERE HOLDINGS LTD.
             (Exact name of registrant as specified in its charter)

          Bermuda                    34-0-26512                 98-013-8020
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)


     Renaissance House
8-12 East Broadway, Pembroke

              Bermuda                                          HM 19
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:    (441) 295-4513


                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         On November 14, 2001, RenaissanceRe Holdings Ltd. (the "Company") entered into an Underwriting Agreement covering the issue and sale by the Company of 6,000,000 8.10% Series A Preference Shares (the "Shares"), a copy of which is attached to this Form 8-K and filed herewith under Item 7 as Exhibit
1.1. The Shares were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Statement No. 333-70528) of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits.

         1.1 Underwriting Agreement, dated November 14, 2001, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as the Representatives for the Underwriters named in Schedule II thereto.

         4.1      Form of Share Certificate evidencing the Shares.

         4.2      Certificate of Designation, Preferences and Rights of the
                  Shares.

         12.1 Computation of ratio of earnings to combined fixed charges and preference share dividends.


                                      -2-
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RENAISSANCERE HOLDINGS LTD.

Date:  November 16, 2001            By:      /s/ John M. Lummis
                                          --------------------------------------
                                          Name:   John M. Lummis
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer
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                                INDEX TO EXHIBITS


Exhibit Number    Description of Exhibit

         1.1 Underwriting Agreement, dated November 14, 2001, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as the Representatives for the Underwriters named in Schedule II thereto.

         4.1      Form of Share Certificate evidencing the Shares.

         4.2      Certificate of Designation, Preferences and Rights of the
                  Shares.

         12.1 Computation of ratio of earnings to combined fixed charges and preference share dividends.